CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-290060 on Form S-6 of our report dated November 7, 2025, relating to the financial statement of FT 12535, comprising Vest 2-Year Large Cap Buffered 20 Portfolio, Series 27, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 7, 2025